                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SHURGARD STORAGE CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               [SSCI LETTERHEAD]

                                                                  March 30, 1996

Dear Stockholder:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. at 2:00 p.m. on Tuesday, May 14, 1996, in the Crystal Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111.

    The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow provide details of the business to be conducted at the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

                                          Sincerely,

                                          Charles K. Barbo
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER

                                    IMPORTANT
    A proxy card is enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                         SHURGARD STORAGE CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1996

To the Stockholders:

    The 1996 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. will be held in the Crystal Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington on Tuesday, May 14, 1996, at 2:00 p.m. for the following purposes:

    1.  To elect two members of the Board of Directors;

    2.  To approve the Company's 1996 Employee Stock Purchase Plan;

    3. To approve the Company's Amended and Restated Stock Incentive Plan for Nonemployee Directors; and

    4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    The nominees for election as director are named in the enclosed Proxy Statement.

    The record date for the Annual Meeting is March 19, 1996. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at the Company's office at 1201 Third Avenue, Suite 2200, Seattle, Washington for the ten days immediately prior to the meeting.

    ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY.

                                          By Order of the Board of Directors

                                          Kristin H. Stred
                                          SECRETARY

Seattle, Washington
March 30, 1996

                         SHURGARD STORAGE CENTERS, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1996

GENERAL

    The enclosed proxy is solicited by the Board of Directors of Shurgard Storage Centers, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders to be held at 2:00 p.m. on Tuesday, May 14, 1996 in the Crystal Room of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington and at any postponement or adjournment thereof (the "1996 Annual Meeting"). Only holders of record of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") at the close of business on March 19, 1996 will be entitled to vote at the 1996 Annual Meeting. On that date, the Company had 23,046,517 shares of Class A Common Stock and 154,604 shares of Class B Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

    The Company began operations on March 1, 1994 through the consolidation (the "Consolidation") of 17 publicly held limited partnerships that had been sponsored by Shurgard Incorporated (the "Management Company"). Following the Consolidation, the Management Company managed the Company's business affairs and properties. On March 24, 1995, the Management Company was merged with the Company (the "Merger"), as a result of which the Company became self-managed and self-administered. Certain information in this Proxy Statement refers to the Consolidation, the Merger and the Management Company.

    The address of the Company's principal executive offices is 1201 Third Avenue, Suite 2200, Seattle, Washington 98101. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders on or about March 30, 1996.

QUORUM

    A quorum for the Annual Meeting shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 1996 Annual Meeting, present in person or by proxy.

VOTING

    Shares of Common Stock for which proxies are properly executed and returned will be voted at the 1996 Annual Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the election of the nominees for the Board of Directors named herein, provided that if either nominee should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose, "FOR" the approval of the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and "FOR" the Amended and Restated Stock Incentive Plan for Nonemployee Directors (the "Nonemployee Directors Plan"). The nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy, and entitled to vote, shall be elected as directors. Abstention from voting and broker nonvotes on the election of directors will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. The Purchase Plan and the Nonemployee Directors Plan will be approved if a majority of shares present in person or represented by proxy, and entitled to vote, vote in favor of approval. Abstentions from voting will have the practical effect of voting against the proposals and broker nonvotes will have no effect on the outcome other than to reduce the number of "FOR" votes necessary to approve the proposals.

REVOCATION

    Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the 1996 Annual Meeting and voting in person.

                 ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

    The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. Each class is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of five members, with one member in Class 1 and two members in each of Class 2 and Class 3. Mr. Kourkoumelis has served as a director of the Company since 1994. His term as a director will conclude at the 1996 Annual Meeting. Two Class 1 directors will be elected at the 1996 Annual Meeting, bringing the size of the Board of Directors to six members.

INFORMATION ABOUT THE DIRECTOR NOMINEES

    TERMS EXPIRE IN 1999 (CLASS 1)

    HOWARD J. JOHNSON (age 58) has since 1965 been the Chairman and President of Howard Johnson & Company, an independent consulting and actuarial firm specializing in employee benefits and compensation. Mr. Johnson holds a Bachelor of Arts degree in Business from the University of Washington. Mr. Johnson is a director of Smith Barney Fundamental Value Fund, Inc. and Northwestern Trust and Investor Advisory Company. Mr. Johnson has not previously served as a director of the Company.

    GREENLAW GRUPE (age 58) founded The Grupe Company in 1966 and serves as its Chairman and Executive Officer. The Grupe Company has developed 50 communities valued at $2 billion and actively manages residential and commercial assets in eight states. Mr. Grupe is a graduate of the University of California at Berkeley. He is a past president of the Urban Land Institute, Stockton Chamber of Commerce, and Golden Gate and Northern California Chapters of the Young Presidents' Organization, and is a current member of the Board of Regents of the University of the Pacific and the Board of Directors for the California Chamber of Commerce. Mr. Grupe was an indirect general partner in three partnerships which, in 1994, along with 18 other partnerships, filed a pre-negotiated uncontested filing under the bankruptcy code as part of a refinancing designed to enable a lender to be admitted to the partnerships while protecting certain tax advantages of the partnerships. All creditors of the partnerships involved in the refinancing were paid in full. Mr. Grupe has not previously served as a director of the Company.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

    TERMS EXPIRE IN 1997 (CLASS 2)

    WENDELL  J. SMITH  (age 63) has  served as  a director of  the Company since
March 1994.  Mr.  Smith  is  also currently  a  director  of  Franchise  Finance
Corporation of America. He has previously served on the Western and National Advisory Boards for FNMA and the Advisory Board of the Center for Real Estate Research at the University of California. He retired in 1991 from the State of California Public Employees Retirement System ("Calpers") after 27 years of employment, the last 21 in charge of all real estate equities and mortgage acquisitions for Calpers. During those 21 years, Calpers invested over $8 billion in real estate and mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

    HARRELL L. BECK (age 39) has served as a director of the Company and as its Chief Financial Officer and Treasurer since July 1993. Prior to the closing of the Merger, Mr. Beck also served as the Company's President. He was named Senior Vice President of the Company upon the closing of the Merger. Mr. Beck also served as the Chief Financial Officer and Treasurer of the Management Company. He joined the Management Company in April 1986 as the Eastern Regional Vice President and, in 1990, became its Chief Financial Officer and, in 1992, its Treasurer. Prior to joining the

Management Company, Mr. Beck was a manager with Touche Ross & Co., where he was employed for approximately six years, during which time he provided services primarily to clients in the real estate and aerospace industries. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State University and is a member of the American Institute of Certified Public Accountants.

    TERMS EXPIRE IN 1998 (CLASS 3)

    CHARLES K. BARBO (age 54) has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of the Management Company, which was organized in 1972 to provide property management services for self-storage facilities and other real estate and commercial ventures. Prior to the Merger, he served as Chairman of the Board and President of the Management Company. Upon the closing of the Merger, he was named Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Barbo is a graduate of the Owner/ President Management Program of Harvard Business School, has a Bachelor of Arts degree in history from the University of Washington, and is a licensed real estate broker and a licensed securities principal and salesman. He is an alumnus of the Young Presidents Organization.

    DONALD W. LUSK (age 68) has served as a director of the Company since March 1994. Since October 26, 1995, Mr. Lusk has served as the Lead Outside Director of the Company. He is the President of Lusk Consulting Group, which is engaged in general management consulting as well as the formation and delivery of management development programs in the United States and Canada. From 1974 to 1991, Mr. Lusk was Regional Managing Partner of Management Action Programs in the Pacific Northwest. Mr. Lusk has a Bachelor of Arts degree from Pomona College. He currently serves as a director of G.T. Development Corporation. He has previously served as a director of Robert E. Bayley Construction Company, Management Action Programs, Inc., The Bekins Company, California Pacific National Bank, I.C.X. Corporation, Laguna Manufacturing Company, Ormand Industries and Pacific United Services Corporation, and was Chairman of the Board of the School of Business and Economics Advisory Board of Seattle Pacific University.

    Eleven Board of Directors meetings were held in 1995. All directors attended over 90% of the meetings of the Board of Directors and committees of which they were members.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has established four standing committees of its Board of Directors -- an Audit Committee, a Compensation Committee, a Nominating and Organization Committee and an Executive Committee. Each of these committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The functions performed by these committees are summarized as follows:

    AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. The members of the Audit Committee are Messrs. Lusk (Chairman) and Smith. The Audit Committee met four times in 1995.

    COMPENSATION COMMITTEE. The Compensation Committee establishes the remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefits programs and recommends and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The members of the Compensation Committee are Messrs. Lusk (Chairman), Kourkoumelis and Smith. The Compensation Committee met eight times in 1995.

    NOMINATING AND ORGANIZATION COMMITTEE. The Nominating and Organization Committee makes recommendations to the Board of Directors on the size and composition of the Board of Directors and nominees for directors and on the organization of the Company, as well as performing other duties as may be assigned by the Board. The committee will consider nominees recommended by security-holders in accordance with the procedures governing such nominations set forth in the Company's Bylaws. The members of the Nominating and Organization Committee are Messrs. Barbo (Chairman), Lusk, Kourkoumelis, Smith and Beck. The Nominating and Organization Committee did not meet in 1995.

    EXECUTIVE COMMITTEE. The Executive Committee consults with and makes recommendations to management with respect to long-range planning, organizational development, operational strategies and other matters concerning the Company. The Executive Committee reports to the Board of Directors on such matters when appropriate. The members of the Executive Committee are Messrs. Barbo (Chairman) and Lusk. The Executive Committee met 12 times in 1995.

DIRECTOR COMPENSATION

    FEES. Directors who are employees of the Company do not receive any fees for their services as directors. In 1995, Directors who are not employees of the Company were paid an annual retainer of $12,000 for serving on the Board of Directors and an additional fee of $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of a committee of the Board of Directors attended. The Company reimburses each nonemployee director for travel expenses incurred in connection with his or her activities on behalf of the Company. If the Nonemployee Director Plan is approved by the stockholders, Directors who are not employees of the Company may receive, at their option, all or part of their director fees in shares of Class A Common Stock. In 1996, Directors who are not employees of the Company will receive a retainer of $15,000. Meeting fees for 1996 remain the same as in 1995.

    OPTIONS. Nonemployee directors also receive stock option grants to purchase shares of Class A Common Stock under the Company's Nonemployee Director Plan. See "Proposal to Approve Amended and Restated Stock Incentive Plan for Nonemployee Directors" for a description of the Nonemployee Director Plan as presently in effect and as proposed to be amended.

SECTION 16 REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the 1995 fiscal year all filing requirements applicable to its officers and directors were complied with by such persons.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 1, 1996, certain information with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by each director and executive officer of the Company and all directors and executive officers of the Company as a group. It also sets forth, as of March 1, 1996, certain information with respect to stockholders who beneficially own more than 5% of the shares of Class A Common Stock or Class B Common Stock.

Except as otherwise noted, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                                  AMOUNT AND NATURE OF   PERCENT OF
            NAME OF BENEFICIAL OWNER                      TITLE OF CLASS          BENEFICIAL OWNERSHIP      CLASS
-------------------------------------------------  ----------------------------  ----------------------  -----------
Charles K. Barbo                                   Class A Common Stock                 631,611(1)            2.74%
  1201 Third Avenue, Suite 2200                    Class B Common Stock                  78,075(2)(3)        50.50%
  Seattle, WA 98101
Arthur W. Buerk                                    Class A Common Stock                 429,909               1.87%
  1201 Third Avenue, Suite 2000                    Class B Common Stock                  76,529(2)           49.50%
  Seattle, WA 98105
FMR Corp.                                          Class A Common Stock               1,563,700               6.78%
  82 Devonshire Street
  Boston, MA 02109
Michael Rowe                                       Class A Common Stock                  74,055(4)            *
David K. Grant                                     Class A Common Stock                  57,678(5)            *
Harrell L. Beck                                    Class A Common Stock                  22,860(6)            *
Kristin H. Stred                                   Class A Common Stock                   3,946(7)            *
Howard Johnson                                     Class A Common Stock                      --              --
Greenlaw Grupe                                     Class A Common Stock                      --              --
Donald W. Lusk                                     Class A Common Stock                   3,600(8)            *
Wendell J. Smith                                   Class A Common Stock                   3,900(8)            *
All current directors and executive                Class A Common Stock                 797,650               3.46%
  officers as a group (7 persons)                  Class B Common Stock                  78,075              50.50%

------------------------
*   Less than 1%.

(1) Includes 3,417 shares held for Mr. Barbo's individual account under the Company's Employee Retirement Savings Plan and Trust, 4,900 shares held by trusts of which Mr. Barbo is a trustee, 2,500 shares over which Mr. Barbo's wife has voting and investment power and 6,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(2) Class B Common Stock entitled each of Mr. Barbo, Mr. Buerk and Shurgard General Partner, Inc. to a loan in an amount necessary to satisfy its general partner capital obligations resulting from the Consolidation. Class B Common Stock is convertible into Class A Common Stock at a one-to-one ratio upon repayment of the loan.

(3) Includes 1,546 shares of Class B Common Stock owned by Shurgard General Partners, Inc., a corporation wholly owned by Mr. Barbo.

(4) Includes 3,800 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 3,205 shares held for Mr. Rowe's individual account under the Company's Employee Retirement Savings Plan and Trust.

(5) Includes 3,800 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 2,537 shares held for Mr. Grant's individual account under the Company's Employee Retirement Savings Plan and Trust.

(6) Includes 3,800 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 2,327 shares held for Mr. Beck's individual account under the Company's Employee Retirement Savings Plan and Trust.

(7) Includes 600 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 149 shares held for Ms. Stred's individual account under the Company's Employee Retirement Savings Plan and Trust.

(8) Includes 3,000 shares issuable on exercise of stock options currently exercisable.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is composed of the Company's three independent nonemployee directors. The Committee is responsible for recommending to the Board of Directors a compensation philosophy, for setting the salary and bonus for the Chief Executive Officer and the named executive officers, and for administering the long-term option plans for all executives and key employees.

    COMPENSATION PHILOSOPHY AND HISTORY

    Until the Merger with the Management Company in March 1995, the Company had no employees and paid no salaries or bonuses. Prior to the Merger, the three members of the Compensation Committee, in their role as a Special Independent Committee of the Board, reviewed salaries paid by the Management Company for 1994 and proposed to be paid in 1995. Those salaries were determined to be below market. The Special Independent Committee recommended the Merger with the understanding that the Management Company's salary structure would be continued without modification for 1995.

    During 1995, the Committee undertook a review of compensation philosophy and policies and confirmed that it desires to continue to pay base salaries less than market, and incentivize executives to earn total compensation at or above median levels through the use of equity incentives that are performance-based.

    The Company's compensation system is structured to attract and retain executives who are entrepreneurial and agree to be compensated, in significant part, by creating value for stockholders. The Committee believes that this structure is advantageous to stockholders because the fixed costs of salaries are minimized, and executives' and stockholders' interests are aligned.

    COMPENSATION POLICIES

    SALARIES. The Committee reviewed data provided by an independent Compensation Consultant that included six service industry indexes covering hundreds of companies, the NAREIT compensation index, and a review of proxies of 15 publicly traded REITs with 1993 assets of between $141 million and $702 million. Some but not all of the companies included in the NAREIT Equity REIT Index, included in the Cumulative Total Return Table, were included in this data. These indexes were not matched geographically with the Company, but do cover some of the industries from which the Company recruits employees such as retail, fast food, restaurant, leisure and hospitality. Compared to the average of this market data, 1995 salaries for Company executives were below the 25th percentile.

    The three members of the Committee, acting in their role as a Special Independent Committee, described above, reviewed and approved the salaries for the Chief Executive Officer and each of the named executive officers prior to the March 1995 merger. Mr. Barbo's annual salary of $160,000, that had been established by the Management Company, was continued by the Company. In determining his salary, the Committee considered (a) Mr. Barbo's knowledge of the Company's properties and the self-storage industry, (b) his leadership in infusing the entire Company with strong corporate values and a common mission, and (c) the continued improvement of operating results from the Company's properties. Pursuant to their recommendation as a Special Independent Committee, the three members of the Committee approved the continuation of the salaries paid to the named executive officers, after considering their responsibilities in the Company, and their experience and performance in managing the Company's properties.

    ANNUAL INCENTIVE BONUS. The Committee continued the Management Company's practice of granting annual bonuses in profitable years. The Committee looked most heavily toward the increase in funds from operations, including both same-store performance and growth in number of stores owned by the Company, the overall Company performance and creation of shareholder wealth, and set the amounts for the named executives subjectively. Mr. Barbo was paid a bonus of $35,000 for 1995. The Committee expects bonuses for 1996 to be based on objective criteria.

    LONG-TERM EQUITY INCENTIVE. The long-term equity compensation is the linchpin of the Company's compensation policy of incentivizing entrepreneurial interest in the creation of shareholder value. The named executives (other than Mr. Barbo, who was not an officer of the Company at the time) were granted stock options at fair market value on January 2, 1995. The options vest in five equal annual installments, beginning on the first anniversary of the date of the grant. Mr. Barbo was granted options to purchase 30,000 shares of Class A Common Stock effective on March 24, 1995, at the then fair market value of $23.00 per share. On July 26, 1995, the Compensation Committee approved a cash bonus plan that will apply only when and if certain option holders, which include Mr. Barbo but not the other named executives, exercise the options granted to them in 1995. Under that plan, at the time of exercise, the Company will pay Mr. Barbo a bonus of $2.25 per share.

    Generally the number of stock options awarded increases in relation to the level of responsibility in the Company and ability to directly impact the profitability of the Company. The number of options previously granted and other stockholdings by the named executive officers were not considered in making the awards.

    In 1996 and future years, the Compensation Committee intends to use a combination of stock options at fair market value and performance-based grants, tied to three-year business goals for long-term equity incentives for the president, the named executive officers, and other high level managers.

    POLICY WITH RESPECT TO SECTION 162(M) LIMITATIONS. The Company has no officer whose compensation approaches $1 million per year. It therefore has been determined that it is not necessary to take any further action or incur any additional costs to comply with the Section 162(m) limitations.

    Respectfully submitted,

    Donald W. Lusk, Chairman
    W.J. Smith
    Dan Kourkoumelis

STOCK PRICE PERFORMANCE

    Set forth below are line graphs comparing the cumulative total return on the Class A Common Stock during the period beginning on March 28, 1994 and ending on December 31, 1995, the last day of the Company's 1995 fiscal year, with the cumulative total return on the Standard & Poor's 500 Index and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The comparison assumes $100 was invested on March 28, 1994 and assumes reinvestment of dividends. The stock price performance shown on the graphs is not necessarily indicative of future price performance.

    The first line graph assumes that the shares of Class A Common Stock were bought at the Net Asset Value per share of $18.90 contemplated in the Consolidation. The "Net Asset Value" was the value of the assets, determined by independent appraisal, less the liabilities (including transaction costs and liabilities) of the 17 limited partnerships participating in the Consolidation. Because this was the economic basis for the Consolidation, the Company believes that this represents the most appropriate starting point for a line graph comparison. The second line graph assumes that the shares of Class A Common Stock were bought at the initial trading price on March 28, 1994, the first day that the Class A Common Stock was publicly traded. On that day, the stock initially traded at $23.25 per share.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        SHURGARD STORAGE CENTERS, INC.,
         STANDARD & POOR'S 500 STOCK INDEX AND NAREIT EQUITY REIT INDEX
                     (BASED ON THE INITIAL NET ASSET VALUE)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SHURGARD    S&P 500    NAREIT EQUITY
28-Mar-94           100        100              100
31-Dec-94        115.22     105.30            99.77
31-Dec-95        163.75     144.83           115.01

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        SHURGARD STORAGE CENTERS, INC.,
         STANDARD & POOR'S 500 STOCK INDEX AND NAREIT EQUITY REIT INDEX
                        (BASED ON INITIAL TRADING PRICE)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SHURGARD    S&P 500    NAREIT EQUITY
28-Mar-94           100        100              100
31-Dec-94         93.66     105.30            99.77
31-Dec-95        133.11     144.83           115.01

COMPENSATION OF EXECUTIVES

    The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 1995, 1994 and 1993 for the Company's Chief Executive Officer and for the four other most highly compensated executive officers of the Company. Although certain of the individuals named below served as directors or officers of the Company prior to the Merger, they did not receive any cash compensation for such services from the Company but instead were compensated by the Management Company. Accordingly, all dollar amounts shown prior to March 24, 1995 were paid by the Management Company. As indicated below, all options shown with respect to 1993 were options to purchase shares of common stock of the Management Company (the "Management Company Common Stock") and the column headed "LTIP Payouts" reflects long-term compensation paid by the Management Company.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                      -------------------------------------  -------------------------------
                                                              OTHER ANNUAL   SHARES UNDERLYING                   ALL OTHER
   NAME AND PRINCIPAL                                BONUS    COMPENSATION     OPTIONS STOCK        LTIP       COMPENSATION
        POSITION             YEAR     SALARY ($)    ($)(1)       ($)(2)      OPTION AWARDS (#)   PAYOUTS (3)      ($)(4)
-------------------------  ---------  -----------  ---------  -------------  ------------------  -----------  ---------------
Charles K. Barbo                1995   $ 160,000   $  35,000    $  --              30,000(5)      $ 250,000      $     375
  Chairman, President           1994     155,000      30,000                         --                                200
  and Chief Executive           1993     150,000      25,000                                                         2,316
  Officer
Michael Rowe                    1995     107,000      35,000       39,498          15,000(5)        177,300         11,337
  Executive Vice                1994     103,000      24,000                        2,000(5)                         7,043
  President and Chief           1993     100,000      30,340                       10,000(6)                         8,999
  Operating Officer
David K. Grant                  1995     107,000      30,000       31,698          15,000(5)        141,840          9,592
  Executive Vice                1994     103,000      24,000                        2,000(5)                         5,888
  President and Director        1993     100,000      15,000                       10,000(6)                         7,844
  of Real Estate
  Investment
Harrell L. Beck                 1995      84,000      25,000       37,959          15,000(5)        141,840          1,516
  Director, Senior Vice         1994      80,000      24,000                        2,000(5)                         1,217
  President, Chief              1993      75,000      15,000                       10,000(6)                         1,217
  Financial Officer,
  Principal Accounting
  Officer and Treasurer
Kristin H. Stred                1995      84,000      25,000       11,565          15,000(5)         88,650          3,978
  Senior Vice President,        1994      80,000      24,000                        2,000(5)                         1,087
  General Counsel and           1993      75,000      15,000                        7,500(6)                         1,057
  Secretary

------------------------------
(1) Includes bonus awards earned pursuant to the terms of discretionary bonus, incentive compensation and profit-sharing arrangements.

(2) Amounts shown in this column represent bonuses paid in accordance with the terms of the Management Company Stock Option Plan relating to partial reimbursement of taxes incurred.

(3) Immediately prior to the Merger, the Management Company made distributions of Management Company Common Stock to certain of its executive officers and employees under a long-term incentive plan (except with respect to Mr. Barbo, whose distribution under the plan was made in cash instead of Management Company Common Stock). The amounts shown in this column represents the value of the Class A Common Stock into which such Management Company shares were converted in the Merger, based on the market price of the Class A Common Stock at the time of the Merger, and the value of the Intermation, Inc. shares distributed to the Management Company shareholders by the Management Company prior to the Merger (with respect to Mr. Barbo, the amount shown in the column is the amount of cash paid to him under the plan). See "Certain Relationships and Related Transactions."

(4) For the year ended December 31, 1995, (a) with respect to each person, includes employer-matching contributions made by the Management Company under its Employee Retirement Savings Plan of $375 per person, (b) with respect to each of Messrs. Rowe and Grant, includes $9,217 relating to interests in Management Company cash distributions from investments in certain partnerships, (c) with respect to Messrs. Rowe and Beck and Ms. Stred, includes payments of $1,109,

     $1,141 and $2,885, respectively, paid annually towards insurance premiums on executive disability and dependent medical plan and (d) with respect to Mr. Rowe and Ms. Stred, includes payments of $718 and $636, respectively, for club membership dues.

(5) Represents options to purchase shares of Class A Common Stock granted by the Company.

(6) Represents options to purchase shares of Management Company Common Stock, all of which were exercised prior to the Merger.

OPTION GRANTS

    The following table sets forth certain information regarding options to purchase shares of Class A Common Stock granted to the Company's executive officers during the fiscal year ended December 31, 1995. Such individuals were not granted any options to purchase shares of Management Company Common Stock during the fiscal year ended December 31, 1995.

                          OPTION GRANTS IN FISCAL 1995

                                             INDIVIDUAL GRANTS
                         ----------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF       PERCENT OF                                 ASSUMED ANNUAL RATES OF STOCK
                             SHARES        TOTAL OPTIONS                               PRICE APPRECIATION FOR OPTION
                           UNDERLYING       GRANTED TO      EXERCISE                              TERM (2)
                             OPTIONS       EMPLOYEES IN     PRICE ($/   EXPIRATION   ----------------------------------
NAME                     GRANTED (#)(1)     FISCAL YEAR      SHARE)        DATE           5% ($)           10% ($)
-----------------------  ---------------  ---------------  -----------  -----------  ----------------  ----------------
Charles K. Barbo.......        30,000            16.8%      $   23.00      3/24/05   $        433,937  $      1,099,682
Michael Rowe...........        15,000             8.4           20.75      1/02/05            195,743           496,052
David K. Grant.........        15,000             8.4           20.75      1/02/05            195,743           496,052
Harrell L. Beck........        15,000             8.4           20.75      1/02/05            195,743           496,052
Kristin H. Stred.......        15,000             8.4           20.75      1/02/05            195,743           496,052
All Stockholders.......        N/A              N/A           N/A          N/A            392,013,055       993,438,049

------------------------
(1) Options were granted at the fair market value on the date of grant. Each option vests in annual installments of 20%, commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. See "Executive Compensation -- Employment Agreements; Change-in-Control Arrangements."

(2) The actual value, if any, the named executive officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The gain for "All Stockholders" is calculated by using $26 7/8, the average of the high and low sale prices per share of Class A Common Stock as reported by the New York Stock Exchange on December 29, 1995, and 23,193,921 shares, the number of shares of Class A and Class B Common Stock outstanding as of the Company's fiscal year-end. There can be no assurance that the actual value per share realized by the named executive officers or by all stockholders will approximate the potential realizable values set forth in the table.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information regarding options to purchase shares of Management Company Common Stock exercised by the Company's executive officers during the fiscal year ended December 31, 1995 and certain information as of December 31, 1995 regarding options to purchase shares of Class A Common Stock held by the Company's executive officers. All outstanding options to purchase shares of Management Company Common Stock were exercised immediately prior to the Merger and the shares issued upon exercise thereof were converted into shares of Class A Common Stock in the Merger. The column captioned "Shares Acquired on Exercise" in the following table shows the number of shares of Class A Common Stock that resulted when the shares of Management Company Common Stock that were issued upon exercise of options were converted into shares of Class A Common Stock in the Merger. No options to purchase shares of Class A Common Stock were exercised by the Company's executive officers during the fiscal year ended December 31, 1995.

   AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL 1995 YEAR-END VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                     OPTIONS AT              IN-THE-MONEY OPTIONS
                            SHARES ACQUIRED                     FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(3)
                                  ON             VALUE      ----------------------------  --------------------------
NAME                        EXERCISE (#)(1)  REALIZED ($)(2)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------  ---------------  -------------  -------------  -------------  -----------  -------------
Charles K. Barbo..........        --          $   --                  0         30,000             0    $   120,000
Michael Rowe..............         8,118          132,614           400         16,600     $   3,240    $   106,710
David K. Grant............         6,765          109,455           400         16,600     $   3,240    $   106,710
Harrell L. Beck...........         7,780          127,450           400         16,600     $   3,240    $   106,710
Kristin H. Stred..........         2,537           38,851           400         16,600     $   3,240    $   106,710

------------------------

(1)  Includes additional shares of Class A Common Stock issued in August 1995 in
    accordance  with  the  Merger  Agreement   due  to  certain  balance   sheet
    adjustments attributable to the shares acquired on exercise of the options.

(2) This value represents the number of shares of Class A Common Stock which resulted when the options were exercised and shares of Management Company Common Stock were issued and then converted into shares of Class A Common Stock in the Merger, multiplied by the market price of the Class A Common Stock at the time of the exercise minus the exercise price for each option.

(3) This amount is the aggregate number of outstanding options multiplied by the difference between the closing price of Class A Common Stock as of December 29, 1995 and the exercise price of such options.

EMPLOYMENT AGREEMENTS; CHANGE-IN-CONTROL ARRANGEMENTS

    1993 STOCK OPTION PLAN. The 1993 Stock Option Plan (the "1993 Plan") provides that, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company, outstanding options will become fully exercisable. Such options, if not exercised, will then terminate upon consummation of such transaction. In the alternative, at the
discretion  of  the  Company  and  the  corporation(s)  participating  in   such
transactions, such options may be assumed by the acquiring or surviving corporation.

    1995 LONG-TERM INCENTIVE PLAN. In the event of certain mergers or consolidations involving the Company, a sale, lease, exchange or other transfer of all or substantially all of the Company's assets or a liquidation or dissolution of the Company, outstanding options, stock appreciation rights and restricted stock under the 1995 Incentive Plan will become fully exercisable, subject to certain exceptions. In addition, the Committee may take such further action as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the 1995 Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On March 1, 1994, as a part of the Consolidation approved by limited partners, the Company made a $1,981,000 interest-free loan to Mr. Barbo to enable him to make certain capital contributions that were required in connection with the Consolidation. Mr. Barbo's shares of Class B Common Stock have been pledged as collateral for the loan. Upon repayment of the loan, a percentage of the Class B Common Stock equal to the percentage of the loan principal being repaid will be released from the pledge and Mr. Barbo will then have the option to convert his Class B Common Stock, on a share-for-share basis, into Class A Common Stock. As of December 31, 1995, the entire principal amount of the loan remained outstanding.

    On March 24, 1995, the Management Company was merged into the Company following the approval of the stockholders of the Company on March 21, 1995. In the Merger, the Company issued 1,289,734 new shares of Class A Common Stock to the Management Company shareholders and an additional 282,572 shares that replaced shares previously owned by the Management Company. In addition, the Company paid approximately $3,000 in cash in lieu of issuing fractional shares. The average of the closing prices of the Class A Common Stock on the Nasdaq National Market for the 30 trading days before the date of the Merger was $22.80, resulting in an aggregate Merger consideration of $29,408,967. The Company's independent directors negotiated the transaction on behalf of the Company and, based in part on a fairness opinion rendered by Alex. Brown & Sons Incorporated, unanimously approved the Merger and recommended that the Company's stockholders vote for it.

    Messrs. Beck, Grant and Rowe and Ms. Stred, the Company's executive officers at the time of the Merger, were also executive officers of the Management
Company and held 1.2%, 3.2%, 4.3% and .4%, respectively, of its outstanding stock before the Merger. In addition, Charles K. Barbo, who was an executive officer of the Management Company and held 37.1% of its outstanding stock before the Merger, was appointed as Chairman of the Board and an executive officer of the Company on the closing of the Merger.

    In the Merger, Messrs. Barbo, Beck, Grant and Rowe and Ms. Stred received 583,460 shares, 18,411 shares, 49,695 shares, 68,170 shares and 5,922 shares of Class A Common Stock, in exchange for shares of Management Company Common Stock. Of such shares, (i) 25,200 shares were attributable to shares of Management Company Common Stock acquired immediately before the Merger on exercise of Management Company stock options at an average cost of $9.86 per share of Class A Common Stock, of which 20,690 shares were attributable to options the vesting of which was accelerated in connection with the Merger, and (ii) 20,975 shares were attributable to stock bonuses awarded to such executive officers (except Mr. Barbo) by the Management Company immediately before the Merger. Such bonuses were part of the general grants and awards to Management Company employees. In addition, pursuant to the Merger Agreement, Management Company shareholders (including the Company's executive officers) will be entitled to receive additional shares of Class A Common Stock, pro rata in proportion to their ownership interests in the Management Company, based on (i) the extent to which, during the five years following the Merger, the Company realizes value as a result of certain transactions relating to interests in or assets of six limited partnerships acquired by the Company in the Merger and (ii) the value, at the end of five years or in the event of a change of control, of any remaining interests in such partnerships as determined by independent appraisal. The Company also agreed that it will provide for limitation of director liability and indemnification of the Management Company's directors, officers, employees and agents at least to the extent that such persons are entitled thereto under the Management Company's Articles of Incorporation and Bylaws.

    Before the Merger, InterMation, Inc. ("InterMation"), a wholly owned subsidiary of the Management Company operating a records storage business, was distributed to the Management Company shareholders (including the Company's executive officers) in proportion to their ownership interests in the Management Company. Messrs. Barbo and Rowe are directors of InterMation and Mr. Barbo is the beneficial owner of 41% of the outstanding common stock of InterMation. The Company owned one facility engaged in the records storage business, which was managed by InterMation. In March 1995, the Company reached an agreement with InterMation to sell this records storage business to InterMation for approximately $575,000 and to lease the facility to InterMation at a monthly rental of approximately $23,000. The lease term is for three years, with two five-year options, although either party may terminate the lease on 18 months' notice. The purchase price is evidenced by a note bearing interest at 10% per annum, providing for monthly principal and interest of $70,000 and full payment upon expiration of the lease.

           PROPOSAL TO APPROVE THE 1996 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

    On January 30, 1996, the Company's Board of Directors adopted the Purchase Plan, which provides for the purchase of an aggregate of up to 300,000 shares of Class A Common Stock by certain employees, as described below. The Company believes that the Purchase Plan is necessary to attract and retain the services of such persons and to promote the interests of the Company and its stockholders by aligning employees' interests with those of stockholders by facilitating and encouraging the purchase of Company shares.

    A copy of the Purchase Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the Purchase Plan is a summary of the major provisions and does not purport to describe the details of the plan. See Appendix A for more detailed information.

DESCRIPTION OF THE PURCHASE PLAN

    SHARES SUBJECT TO THE PLAN. An aggregate of up to 300,000 shares of Class A Common Stock is authorized for issuance under the Purchase Plan, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the Purchase Plan. The Class A Common Stock issued under the Purchase Plan may be either authorized but unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

    ELIGIBILITY. The Purchase Plan is an employee benefit program that enables qualified employees to purchase shares of Class A Common Stock through payroll deductions without incurring broker commissions. To participate, an individual employee must (i) have worked for the Company or certain of its subsidiaries for at least one year, (ii) be employed in a position with regular hours of 20 hours or more per week, and (iii) be employed for at least five months in any calendar year. An employee is not eligible to continue participation in the Purchase Plan in the event his or her employment is voluntarily or involuntarily terminated, or if such employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any related corporation. As of March 1, 1996, approximately 530 of the Company's employees would be eligible to participate in the Purchase Plan, including each of the named executive officers. Nonemployee directors of the Company are not eligible to participate in the Purchase Plan.

    STOCK PURCHASES. The Purchase Plan is divided into offering periods, the length of which will be as established by the Plan Administrator (as defined below), subject to the limitations set forth in the Purchase Plan. During these offering periods, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions at a rate of not less than 1% nor more than 10% of such participant's base pay during each payroll period in each purchase period within an offering period. The length of the purchase period will be as established by the Plan Administrator, and may be the same as the offering period, or may be shorter consecutive periods within the offering period. The Purchase Price will initially be implemented with a coextensive offering and purchase period of six months.

    At the end of each purchase period, the market price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of whole shares of Common Stock. No participant may purchase more than $25,000 fair market value of Class A Common Stock for any calendar year under the Purchase Plan. The purchase price per share of Class A Common Stock under the Purchase Plan will be as established by the Plan Administrator, but may not be less than the lower of 85% of the per share fair market value of the Common Stock on either the first day of the offering period or the last day of the purchase period. The Purchase Plan will initially be implemented with a purchase price equal to 100% of the fair market value of the Class A Common Stock on the last day of the offering/purchase period. For purposes of the Purchase Plan, "fair market value" means the closing price of the Class A Common Stock on the New York Stock Exchange for a single trading day. The closing price of a share of Class A Common Stock on March 1, 1996 was $26 5/8, as reported in The WALL STREET JOURNAL for the NYSE -- Composite Transactions.

    Participants have no right to acquire shares of the Company under the Purchase Plan after termination of their employment. Upon termination of a participant's employment for any reason on or prior to the last business day of an offering period, the balance in such participant's account will be paid to the participant or to his or her estate. Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant, other than by will or the laws of descent and distribution. The Company may treat any such act as an election to withdraw from the Purchase Plan.

    ADMINISTRATION. The Purchase Plan will be administered by the Compensation Committee of the Board of Directors or by another committee or committees appointed by the Board of Directors (the "Plan Administrator"). The Plan Administrator is authorized to administer and interpret the Purchase Plan and to make such rules and regulations as it deems necessary to administer the Purchase Plan, so long as such interpretation, administration or application with respect to purchases under the Purchase Plan corresponds to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    AMENDMENT AND TERMINATION. The Board of Directors has the power to amend, suspend or terminate the Purchase Plan, provided that the Board may not amend the Purchase Plan without stockholder approval if such approval is required by
Section 423 of the Code or Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee of the Board of Directors may also amend the Purchase Plan so long as such amendment does not require shareholder approval.

    TERM OF THE PLAN. The Purchase Plan shall continue in effect until May 14, 2006.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax consequences to employees and the Company in connection with participation in the Purchase Plan. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws and regulations in effect on the date hereof and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

    The Company intends that the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Under the Code, the Company is deemed to grant participants an "option" on the first day of each offering period to purchase as many shares of Common Stock as the participant will be able to purchase with the payroll deductions credited to his or her account during any purchase period within the offering period. On the last day of each purchase period, the market price is determined and the participant is deemed to have exercised the "option" and purchased the number of shares of Common Stock his or her accumulated payroll deductions will purchase at the market price.

    The required holding period for favorable tax treatment upon disposition of Common Stock acquired under the Purchase Plan is the later of (i) two years after the deemed "option" is granted (the first day of an offering period) and
(ii) one year after the deemed "option" is exercised and the Common Stock is purchased (the last day of a purchase period). When the Common Stock is disposed of after this period, the participant realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the "option" was granted exceeded the "option price" and (b) the amount by which the fair market value of the Common Stock at the time of disposition exceeded the "option price." "Option price" is determined as of the date of grant and, therefore, is equal to the fair market value of the Common Stock as of the first day of an offering period less any discount established by the Plan Administrator (up to a maximum of 15%). Thus, the maximum amount of gain taxable as ordinary income is the amount of any discount measured as of the first day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income, and the participant recognizes long-term capital loss.

    When a participant sells the Common Stock before the expiration of the required holding period, the participant recognizes ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised (the last day of a purchase period), regardless of the price at which the Common Stock is sold. If the sale price is less than the fair market value of the Common stock at the date of exercise, then the participant will also have a capital loss equal to such difference.

    If a participant dies while owning Common Stock acquired under the Purchase Plan, ordinary income must be reported on his or her final income tax return. This amount will be the same as if the Common Stock had been held for the requisite period as above discussed; that is, it will be the lesser of (i) the amount by which the fair market value of the Common Stock at the time the "option" was granted exceeded the option price and (ii) the amount by which the fair market value of the Common Stock at the time of the participant's death exceeded the option price.

    Even though a participant who, after waiting the requisite holding period, must treat part of his or her gain on a disposition of the Common Stock as ordinary income, the Company may not take a business deduction for such amount. However, if a participant disposes of Common Stock before the end of the requisite holding period, the amount of income that the participant must report as ordinary income qualifies as a Company business deduction for the year of such disposition.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PURCHASE PLAN.

                 PROPOSAL TO APPROVE AMENDED AND RESTATED STOCK
                    INCENTIVE PLAN FOR NONEMPLOYEE DIRECTORS

INTRODUCTION

    The Company's Nonemployee Directors Plan currently provides for the automatic grant of options to purchase 3,000 shares of Class A Common Stock at the time a person becomes a director and annually on the day following the Company's annual meeting of stockholders. Only members of the Board of Directors who are not otherwise employees of the Company or any parent or subsidiary corporation (each, an "Eligible Director") may participate in the Nonemployee Directors Plan. As of the date of this Proxy Statement, 180,800 shares remained available for issuance under the Nonemployee Directors Plan.

    On January 30, 1996 and March 19, 1996, the Company's Board of Directors unanimously adopted amendments to the Nonemployee Directors Plan that, subject to stockholder approval, would replace the 3,000-share annual grant that vests over one year with a 9,000-share grant that vests over a 3-year period. In addition, the amendments to the Nonemployee Directors Plan approved by the Board of Directors would permit Eligible Directors to elect to receive all or part of their director fees in shares of Class A Common Stock.

    The purposes of the Nonemployee Directors Plan and the proposed amendments thereto are to attract and retain the services of experienced and knowledgeable nonemployee directors of the Company and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success and progress. A copy of the Nonemployee Directors Plan as proposed to be amended and restated is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the Nonemployee Directors Plan is a summary and does not purport to be fully descriptive. See Appendix B for more detailed information.

DESCRIPTION OF PLAN

    SHARES SUBJECT TO THE NONEMPLOYEE DIRECTORS PLAN. An aggregate of up to 200,000 shares of Class A Common Stock is authorized for issuance under the Nonemployee Directors Plan, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the Nonemployee Directors Plan. The Class A Common Stock issued under the
Nonemployee Directors Plan may be either authorized but unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

    STOCK OPTIONS. Each Eligible Director initially elected at or continuing in office immediately following the 1996 annual meeting of stockholders or elected for the first time at an annual meeting of stockholders after the 1996 annual meeting of stockholders will automatically receive the grant of an option to purchase 9,000 shares of Class A Common Stock immediately following such annual meetings. The option will vest in three equal annual installments upon the optionee's continued service as a director until each of the following three annual meetings of stockholders after the date of grant. Once an Eligible Director's option becomes fully vested, such director will automatically receive a subsequent grant of an option to purchase 9,000 shares immediately following the annual meeting of stockholders at which the prior grant became fully vested, such option to vest in three equal installments immediately following each of the three subsequent annual meetings of stockholders.

    Options expire on the earlier of 10 years from the date of grant or one year after an Eligible Director's termination of service as a director. The option exercise price for an option granted under the Nonemployee Directors Plan is the fair market value of the shares at the time the option is granted. For purposes of the Nonemployee Directors Plan, "fair market value" is the closing price of the Class A Common Stock on the New York Stock Exchange on the day prior to the date of grant.

    ELECTION TO RECEIVE STOCK IN LIEU OF CASH COMPENSATION. Each Eligible Director may elect to reduce all or a portion of the cash compensation otherwise payable for his or her services as a director, including the annual retainer and any fees payable for serving on the Board of Directors or a committee of the Board, by a specified dollar amount or percentage and to receive in lieu thereof a number of shares of Class A Common Stock equal in value to the amount of the reduction divided by the fair market value of the Class A Common Stock on the date the cash compensation would have been paid.

    ADMINISTRATION. The administrator of the Nonemployee Directors Plan (the "Director Plan Administrator") is the Company's Board of Directors. Subject to the terms of the Nonemployee Directors Plan, the Director Plan Administrator has the power to construe the provisions of the Nonemployee Directors Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Nonemployee Directors Plan as it may deem desirable.

    AMENDMENT AND TERMINATION. The Board of Directors may amend, terminate or suspend the Nonemployee Directors Plan at any time, provided that no such amendment shall be made without the approval of the Company's stockholders, if such approval is required to comply with Rule 16B-3 under the Exchange Act.

    TERM OF PLAN. The Nonemployee Directors Plan shall continue in effect until it is terminated by action of the Board of Directors or the Company's stockholders, but such termination shall not affect the terms of any then-outstanding options.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

    The following discussion summarizes the material federal income tax consequences to the Company and the Eligible Directors of the grant and exercise of options granted under the Nonemployee Directors Plan, under the existing applicable provisions of the Code and the regulations thereunder.

    Under present law and regulations, no income will be recognized by an optionee upon the grant of an option. Upon the exercise of an option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise (but not less than the option price), and their holding period will begin on the day after the exercise date.

    If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the date of exercise (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

    In all the foregoing cases, the Company will be entitled to a deduction at the same time and in the same amount as the optionee recognizes ordinary income.

PLAN BENEFITS

    Each Eligible Director who continues in office immediately following the 1996 Annual Meeting will automatically receive the grant of an option to purchase 9,000 shares of Class A Common Stock immediately following such annual meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE NONEMPLOYEE DIRECTORS PLAN.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP, which audited the Company's accounts for the last fiscal year, has been selected to continue as the Company's independent auditor for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the 1996 Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

                            SOLICITATION OF PROXIES

    The proxy card accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. D.F. King & Co., Inc. may solicit proxies at an approximate cost of $10,000, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of soliciting proxies will be paid by the Company.

                                 OTHER MATTERS

    The Company knows of no other matters that are likely to be brought before the 1996 Annual Meeting. If, however, other matters not now known or determined come before the 1996 Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 2, 1996.

                                 ANNUAL REPORT

    A copy of the Company's 1995 Annual Report has been mailed to each stockholder of record. Additional copies of such annual report may be obtained without charge by writing or calling Investor Relations at (800) 955-2235.

                                          By Order of the Board of Directors,
                                          Kristin H. Stred
                                          SECRETARY

Seattle, Washington
March 30, 1996

                                                                      APPENDIX A

                         SHURGARD STORAGE CENTERS, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN

                               SECTION 1.  PURPOSE

     The purposes of the Shurgard Storage Centers, Inc. 1996 Employee Stock Purchase Plan (the "Plan") are to (a) assist employees of Shurgard Storage Centers, Inc., a Delaware corporation (the "Company"), and its parent and subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) help employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiary corporations.

                             SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below.

2.1  BOARD

     "BOARD" means the Board of Directors of the Company.

2.2  CHANGE NOTICE DATE

     "CHANGE NOTICE DATE" has the meaning set forth in Section 9.2.

2.3  CODE

     "CODE" means the Internal Revenue Code of 1986, as amended.

2.4  COMPANY

     "COMPANY" means Shurgard Storage Centers, Inc., a Delaware corporation.

2.5  DESIGNATED CORPORATION

     "DESIGNATED CORPORATION" has the meaning set forth in Section 2.7.

2.6  ELIGIBLE COMPENSATION

     "ELIGIBLE COMPENSATION" means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

2.7  ELIGIBLE EMPLOYEE

     "ELIGIBLE EMPLOYEE" means any employee of the Company (or any Parent Corporation or Subsidiary Corporation designated by the Plan Administrator (a "Designated Corporation")) who is in the employ of the Company (or any such Designated Corporation) on one or more Offering Dates and who meets the following criteria:

          (a) the employee does not, immediately after the Option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company;

          (b) the employee's customary employment is for more than 20 hours per week;

          (c) the employee's customary employment is for more than five months in any calendar year; and

          (d)  the employee has been employed for at least six months.

If the Company permits any employee of a Designated Corporation to participate in the Plan, then all employees of that Designated Corporation who meet the requirements of this paragraph shall also be considered Eligible Employees.

2.8  ESPP BROKER

     "ESPP BROKER" has the meaning set forth in Section 10.

2.9  EXCHANGE ACT

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

2.10 OFFERING

     "OFFERING" has the meaning set forth in Section 5.1.

2.11 OFFERING DATE

     "OFFERING DATE" means the first day of an Offering.

2.12 OFFERING PERIOD

     "OFFERING PERIOD" means the term of an Offering as determined by the Plan Administrator.

2.13 OPTION

     "OPTION" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

2.14 PARENT CORPORATION

     "PARENT CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.15 PARTICIPANT

     "PARTICIPANT" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Offering or whose participation in the Offering is not terminated.

2.16 PLAN

     "PLAN" means the Shurgard Storage Centers, Inc. 1996 Employee Stock Purchase Plan.

2.17 PLAN ADMINISTRATOR

     "PLAN ADMINISTRATOR" means any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

2.18 PURCHASE DATE

     "PURCHASE DATE" means the last day of each Purchase Period.

2.19 PURCHASE PERIOD

     "PURCHASE PERIOD" has the meaning set forth in Section 5.2.

2.20 PURCHASE PRICE

     "PURCHASE PRICE" has the meaning set forth in Section 8.

2.21 STOCK

     "STOCK" means the Class A Common Stock, par value $.001 per share, of the Company.

2.22 SUBSCRIPTION DATE

     "SUBSCRIPTION DATE" has the meaning set forth in Section 6.1.

2.23 SUBSIDIARY CORPORATION

     "SUBSIDIARY CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           SECTION 3.  ADMINISTRATION

3.1  PLAN ADMINISTRATOR

     The Plan shall be administered by the Compensation Committee of the Board, except to the extent that the Board appoints another committee or committees (which term includes subcommittees) consisting of one or more members of the Board to administer the Plan. The administration of the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company shall comply with the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect.

3.2  ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers or employees as it so determines.

                        SECTION 4.  STOCK SUBJECT TO PLAN

     Subject to adjustment from time to time as provided in Section 21, a maximum of 300,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. Any shares of Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under the Plan.

                           SECTION 5.  OFFERING DATES

5.1  OFFERING PERIODS

     Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an "Offering"). The Plan Administrator shall determine the number and length of each Offering Period. Notwithstanding the foregoing, an Offering Period may not exceed five years; provided, however, that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed twenty-seven months.
An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day.

5.2  PURCHASE PERIODS

     The Plan Administrator shall determine the number and length of consecutive Purchase Periods in each Offering Period (each, a "Purchase Period"). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

                      SECTION 6.  PARTICIPATION IN THE PLAN

6.1  INITIAL PARTICIPATION

     An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's Stock Option Administrator not later than the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the Eligible Employee's election to participate in the Plan and authorizing payroll deductions. An Eligible Employee who does not deliver a subscription agreement to the Company's Stock Option Administrator on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such Eligible Employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.

6.2  CONTINUED PARTICIPATION

     A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to
Section 11.1 or 11.2 or terminates employment as provided in Section 13. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period pursuant to Section 12, then the Participant shall automatically participate in the Offering Period commencing on the next regular business day.

               SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1  $25,000 LIMITATION

     No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

7.2  PRO RATA ALLOCATION

     In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining whole shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. In no event shall fractional shares be issued.

                           SECTION 8.  PURCHASE PRICE

     The purchase price at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be set by the Plan Administrator (the "Purchase Price"); provided, however, that the Purchase Price shall be not less than 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the closing price of the Stock as reported in The Wall Street Journal for the New York Stock Exchange -- Composite Transactions (or similar successor consolidated transactions reports) for a single trading day. If no sales of the Stock were made on the New York Stock Exchange on the transaction date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the New York Stock Exchange.

                       SECTION 9.  PAYMENT OF PURCHASE PRICE

9.1  GENERAL RULES

     Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's subscription agreement.

9.2  CHANGE NOTICES

     During an Offering Period, a Participant may elect to decrease the amount withheld from his or her compensation by filing an amended subscription agreement with the Company's Stock Option Administrator on or before the seventh day prior to the end of the first pay period for which such election is to be effective (the "Change Notice Date"); however, the Plan Administrator may change such Change Notice Date from time to time.

9.3  PERCENT WITHHELD

     The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% of the Participant's Eligible Compensation for such pay period or $10, but shall not exceed 10% of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld in only whole percentages or increments of $10.

9.4  PAYROLL DEDUCTIONS

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

9.5  MEMORANDUM ACCOUNTS

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.6  NO INTEREST

     Interest shall not be paid on sums withheld from a Participant's compensation.

9.7  ACQUISITION OF STOCK

     On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of whole shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of shares of Stock subject to the Participant's Option. In no event shall fractional shares be issued.

9.8  REFUND OF EXCESS AMOUNTS

     Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is in an amount less than the amount necessary to purchase a whole share of Stock, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied to the purchase of Stock in the subsequent Purchase Period or Offering Period.

9.9  WITHHOLDING OBLIGATIONS

     At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.10 TERMINATION OF PARTICIPATION

No Stock shall be purchased on behalf of a Participant on a Purchase Date whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.11 PROCEDURAL MATTERS

     The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S.

dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in the Plan Administrator's sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.12 LEAVES OF ABSENCE

     During leaves of absence approved by the Company and meeting the requirements of Treasury Regulations Section 1.421-7(h)(2), a Participant may continue participation in the Plan by delivering cash payments to the Company's Stock Option Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

                    SECTION 10.  EVIDENCE OF STOCK OWNERSHIP

     Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name at a stock brokerage or other financial services firm designated or approved by the Plan Administrator (the "ESPP Broker"). A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code
Section 423(a) holding period.

                        SECTION 11.  VOLUNTARY WITHDRAWAL

11.1 WITHDRAWAL FROM AN OFFERING

     A Participant may withdraw from an Offering by signing and delivering to the Company's Stock Option Administrator a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a

Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in the earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Stock Option Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.2 WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Plan Administrator for such purpose and delivering such notice to the Company's Stock Option Administrator. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's Stock Option Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.3 RETURN OF PAYROLL DEDUCTIONS

     Upon withdrawal from an Offering pursuant to Section 11.1 or 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

               SECTION 12.  AUTOMATIC WITHDRAWAL FROM AN OFFERING

     If the fair market value of the Stock on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the fair market value of the shares on the Offering Date for such Offering and the Plan Administrator has established that the Purchase Price for the Offering may be the lesser of the fair market value (or a percentage thereof) of the Stock on the Offering Date and the fair market value of the Stock on the Purchase Date, then every Participant shall automatically (a) be withdrawn from such Offering at the close of such Purchase Date and (b) after the acquisition of Stock for such Purchase Period, be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period.

                     SECTION 13.  TERMINATION OF EMPLOYMENT

     Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

                    SECTION 14.  RESTRICTIONS UPON ASSIGNMENT

     An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

                    SECTION 15.  EXCHANGE ACT HOLDING PERIOD

Disposition of the shares of Stock obtained upon exercise of the Option by persons required to file Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, within six months of the Purchase Date, could result in short-swing liability under Section 16(b) of the Exchange Act.

         SECTION 16.  NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

                       SECTION 17.  AMENDMENT OF THE PLAN


     The Plan may be amended by the stockholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act,
Section 423 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan,
(b) materially modify the class of persons eligible to receive Options,
(c) materially increase the benefits accruing to Participants under the Plan,
(d) decrease the Purchase Price below a price computed in the manner stated in
Section 8, or (e) otherwise require stockholder approval under any applicable law or regulation.

                      SECTION 18.  TERMINATION OF THE PLAN

     The Company's stockholders or the Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Company's stockholders or the Board, the Plan shall terminate on, and no Options shall be made after May 14, 2006 except that such termination shall have no effect on Options made prior thereto. No Options shall be granted during any period of suspension of the Plan.

                      SECTION 19.  NO RIGHTS AS AN EMPLOYEE

     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation of the Company or to affect the right of the Company and the Parent Corporations and Subsidiary Corporations of the Company to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

                      SECTION 20.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation of the Company. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, Parent Corporation or Subsidiary Corporation or
(b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                            SECTION 21.  ADJUSTMENTS

21.1 ADJUSTMENT OF SHARES

     In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in
(a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number of shares of Stock subject to the Plan as set forth in Section 4. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

21.2 LIMITATIONS

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                              SECTION 22.  GENERAL

22.1 REGISTRATION; CERTIFICATES FOR SHARES

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

22.2 COMPLIANCE WITH RULE 16b-3

     It is the Company's intention that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any

Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

                           SECTION 23.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is approved by the Company's stockholders.

                                                               APPENDIX B

                         SHURGARD STORAGE CENTERS, INC.

       AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR NONEMPLOYEE DIRECTORS

                              SECTION 1.  PURPOSES

     The purposes of the Shurgard Storage Centers, Inc. Stock Incentive Plan for Nonemployee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable nonemployee directors of Shurgard Storage Centers, Inc. (the "Corporation") and to provide an incentive for such directors to increase their proprietary interests in the Corporation's long-term success and progress.

                     SECTION 2.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Section 6 hereof, the total number of shares of the Corporation's Class A Common Stock, $0.001 par value per share (the "Common Stock"), which may be issued under the Plan is 200,000 (the "Shares"). The Shares shall be shares presently authorized but unissued or subsequently acquired by the Corporation and shall include shares representing the unexercised portion of any option granted under the Plan that expires or terminates without being exercised in full.

                     SECTION 3.  ADMINISTRATION OF THE PLAN

     The administrator of the Plan (the "Plan Administrator") shall be the Board of Directors of the Corporation (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Plan Administrator shall participate in any vote by the Plan Administrator on any matter materially affecting the rights of any such member under the Plan.

               SECTION 4.  ELIGIBILITY TO PARTICIPATE IN THE PLAN

     Each member of the Board elected or appointed who is not otherwise an employee of the Corporation or any parent or subsidiary corporation (an "Eligible Director") shall be eligible to participate in the Plan.

                         SECTION 5.  STOCK OPTION GRANTS

5.1  ORIGINAL GRANTS

     Each person who becomes an Eligible Director prior to the first Annual Meeting of Stockholders held after the consolidating transaction among up to 17 limited partnerships sponsored by Shurgard Incorporated as described in the Registration Statement on Form S-4 (No. 33-57794) filed with the Securities Exchange Commission on February 2, 1993, as amended (the "Consolidation"), shall automatically receive the grant of an option (an "Original Grant") to purchase 400 Shares upon their election or appointment to the Board, such option to vest and become exercisable upon the optionee's continued service as a director until the first anniversary of the date of grant.

     Each person who is an Eligible Director on May 9, 1995 shall automatically receive a grant of an option to purchase 3,000 Shares, such option to vest and become exercisable upon the optionee's continued service until the 1995 Annual Meeting (as hereinafter defined).

5.2  ANNUAL GRANTS

     In addition, each Eligible Director shall automatically receive the grant of an option (an "Annual Grant") to purchase 3,000 Shares immediately following each Annual Meeting of Stockholders commencing with the first Annual Meeting of Stockholders held after the Consolidation and ending with the 1995 Annual Meeting of Stockholders, such option to vest and become exercisable upon the optionee's continued service as a director until the next Annual Meeting of Stockholders after the date of grant.

5.3  PERIODIC GRANTS

     Each Eligible Director in office immediately following the 1996 Annual Meeting of Stockholders shall automatically receive the grant of an option (a "Periodic Grant") to purchase 9,000 Shares immediately following the 1996 Annual Meeting of Stockholders and each Eligible Director elected for the first time after the 1996 Annual Meeting of Stockholders shall automatically receive a Periodic Grant immediately following his or her election for the first time by the stockholders at an Annual Meeting of Stockholders, such option to vest and become exercisable in three equal annual installments upon the optionee's continued service as a director until each of the following three Annual Meetings of Stockholders after the date of grant.

     Once an Eligible Director's Periodic Grant becomes fully vested, such Director shall automatically receive another Periodic Grant to purchase 9,000 Shares immediately following the Annual Meeting of Stockholders at which a Periodic Grant previously granted becomes fully vested, such Periodic Grant to vest and become exercisable in three equal installments immediately following each of the three subsequent Annual Meetings of Stockholders.

5.4  OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

     5.4.1  OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Corporation. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

     5.4.2  OPTION EXERCISE PRICE

     The option exercise price for each Annual Grant and Periodic Grant granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" as of a given date shall be: (i) the closing price of a share of the Common Stock on the principal exchange on which the Common Stock is then trading, if any, on the day previous to such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded; or (ii) if the Common Stock is not traded on an exchange, the average of the high and low sales prices at which the Common Stock was sold on the day previous to such date as reported in the Wall Street Journal for the New York Stock Exchange--Composite Transactions (or similar successor consolidated transactions report) on such date or, if no Common Stock was traded on such date, on the next preceding date on which Common Stock was so traded. The option exercise price for each Original Grant granted under the Plan prior to May 9, 1995 shall be the average fair market value of the Shares covered by the option during the 30 business days immediately after the date the Common Stock is first publicly traded.

     5.4.3  HOLDING PERIOD.

     If a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), sells shares of Common Stock obtained upon the exercise of any option granted under the Plan within six months after the date the option was granted, the option grant will no longer be deemed a nonexempt, matchable purchase under Section 16 as of the date of the option grant.

     5.4.4  TIME AND MANNER OF EXERCISE OF OPTION

     Each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 50 Shares (or the remaining Shares then purchasable under the option, if less than 50 Shares) may be purchased upon any exercise of option rights hereunder and that only whole Shares will be issued pursuant to the exercise of any option.

     Any option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, (ii) in shares of Common Stock already owned for at least six months by the person exercising the option, valued at fair market value at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     5.4.5  TERM OF OPTIONS

     Each option shall expire ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:

     (a) In the event that an optionee ceases to be a director of the Corporation for any reason other than the death of the optionee, the vested portion of the options granted to such optionee may be exercised by him or her only within one year after the date such optionee ceases to be a director of the Corporation.

     (b) In the event of the death of an optionee, whether during the optionee's service as a director or during the one-year period referred to in
Section 5.4.5(a), the vested portion of the options granted to such optionee shall be exercisable, and such options shall expire unless exercised within one year after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

     5.4.6  TRANSFERABILITY

     During an optionee's lifetime, an option may be exercised only by the optionee. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5.4.5(b)). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

       SECTION 6.  ELECTION TO RECEIVE STOCK IN LIEU OF CASH COMPENSATION

     Commencing on May 14, 1996, each Eligible Director may elect to reduce all or a portion of the cash compensation otherwise payable for services to be rendered by him or her as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board, but excluding any expense reimbursement) by a specified dollar amount or percentage and to receive in lieu thereof a whole number of Shares equal in value to the amount of the reduction divided by the fair market value of the Common Stock on the date the cash compensation would have been paid. Such Shares shall be delivered to each such Eligible Director as soon as practicable after the date the cash compensation would have been paid. The value of any fractional Shares shall be paid to the Eligible Director in cash on the date the Shares are delivered.

     Any such election shall be made in writing on a form provided by the Company and shall state the dollar amount or percentage by which the Eligible Director desires to reduce the cash compensation. To the extent necessary to qualify the Plan under Rule 16b-3 under the Exchange Act, any such election must be made at least six months before the services are rendered giving rise to such cash compensation, and may not be revoked or changed thereafter except as to cash compensation for services rendered at least six months after any such election to revoke or change is made in writing.

                         SECTION 7.  CAPITAL ADJUSTMENTS

     The aggregate number and class of Shares which may be issued under the Plan, as provided in Section 2, the number and class of Shares covered by each automatic option grant and each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, spin-offs or other similar changes in capitalization. Upon the effective date of a dissolution or liquidation of the Corporation, or of a reorganization, merger or consolidation of the Corporation with one or more corporations that results in more than 80% of the outstanding voting shares of the Corporation being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all of the assets or more than 80% of the then outstanding shares of the Corporation to another corporation or other entity, this Plan and all options granted hereunder shall terminate. In the event of such dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of stock, (i) each optionee shall be entitled, for a period of 20 days prior to the effective date of such transaction, to purchase the full number of Shares under his or her option that he or she otherwise would have been entitled to purchase during the remaining term of such option, and (ii) all cash compensation which has been earned by an Eligible Director who has elected to receive Shares in lieu of cash compensation but which has not yet been converted into Shares, shall be paid immediately in cash.

     Adjustment under this Section 7 shall be made by the Plan Administrator, whose determination shall be final. In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such option.

         SECTION 8.  PARTICIPANT'S OR SUCCESSOR'S RIGHTS AS STOCKHOLDER

     Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares. An Eligible Director who has made an election to receive Shares in lieu of cash compensation shall not have any rights as a stockholder of the Corporation until such cash compensation is converted into Shares and such person becomes a holder of record of such Shares.

                    SECTION 9.  LIMITATION AS TO DIRECTORSHIP

     Neither the Plan, nor the granting of an option, nor the making of an election to receive Shares in lieu of cash compensation, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time or at any particular rate of compensation.

                 SECTION 10.  REGULATORY APPROVAL AND COMPLIANCE

     The Corporation shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or pursuant to an Eligible Director's election to receive Shares in lieu of cash compensation, or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, or who has made an election to receive stock in lieu of cash compensation, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                        SECTION 11.  EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation; none of such expenses shall be charged to any optionee.

              SECTION 12.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon approval of the Corporation's shareholders. The Plan shall continue in effect until it is terminated by action of the Board or the Corporation's shareholders, but such termination shall not affect the then-outstanding terms of any options.

               SECTION 13.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, no amendment may be made more than once every six months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that to the extent required for compliance with applicable law or regulation, the Board may not amend the Plan without the approval of the Corporation's stockholders, including any amendment that would:
(a) materially increase the number of shares that may be issued under the Plan;
(b) materially modify the requirements as to eligibility for participation in the Plan to add a class of participants who are subject to Section 16 of the Exchange Act; or (c) otherwise materially increase the benefits accruing under the Plan to participants who are subject to Section 16 of the Exchange Act. Any amendment of the Plan requiring approval by the Corporation's stockholders pursuant to this Section 13 shall be effective upon adoption by the Board, so long as it is approved by the stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at or prior to the next annual meeting of the Corporation's stockholders after adoption of the amendment by the Board.

                     SECTION 14.  COMPLIANCE WITH RULE 16b-3

     It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and that Plan participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of the Corporation and having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

                         SHURGARD STORAGE CENTERS, INC.
   PROXY FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles K. Barbo and Harrell L. Beck, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Class B Common Stock, par value $.001 per share (collectively, the "Common Stock"), of Shurgard Storage Centers, Inc. held of record by the undersigned on March 19, 1996 at the 1996 Annual Meeting of Stockholders to be held on May 14, 1996, or any adjournment or postponement thereof, as follows:

1. ELECTION OF DIRECTORS

   Election of the following two nominees to serve as directors for three-year term or until their successors are elected and qualified:

         Howard Johnson                  Greenlaw Grupe, Jr.
         ______________                  ___________________

/ / FOR all nominees  / / WITHHOLD AUTHORITY     / / WITHHOLD AUTHORITY  to
                      to vote for all nominees       vote for the following:
                                                  ___________________________
                                                 (write the name(s) of the
                                                 nominees(s) in this space)

2.  APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    / / FOR         / / AGAINST    / / ABSTAIN


3. APPROVAL OF THE AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR NONEMPLOYEE DIRECTORS

    / / FOR         / / AGAINST    / / ABSTAIN

             IMPORTANT -- Please Date and Sign on the Other Side

In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated March __, 1996.


Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Dated:___________________________________,1996

______________________________________________
             Signature

______________________________________________
        Signature if held jointly


YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS

                                     -2-